UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2015 (April 24, 2015)

Bob Evans Farms, Inc. (Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)
8111 Smith’s Mill Road, New Albany, Ohio 43054
(Address of principal executive offices Zip Code)
(614) 491-2225
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and formal fiscal year, if changed since last report)
_______________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 2.05 Costs Associated with Exit or Disposal Activities.

Bob Evans Restaurants Consolidation Plan
On April 29, 2015, Bob Evans Farms, Inc., the registrant, announced planned changes to its’ Bob Evans Restaurants segment. The Board of Directors approved and management committed to the action on April 24, 2015. The Company intends to close 20 underperforming restaurants over the next 12 months (the majority by the end of May 2015), 16 of which are owned and four of which are leased locations. The Company estimates net proceeds from the sale of the owned restaurants of $15.0 to $17.0 million. Although these stores generated approximately $20.0 million of annual revenue, this action is expected to improve annual operating income by approximately $2.5 to $3.0 million.
The Company estimates it will incur approximately $4.7 to $5.2 million of pre-tax charges primarily during the fourth quarter of fiscal year 2015 related to the closures with approximately $2.1 million of the total expected to be non-cash charges. These charges are comprised of the following approximate amounts: (a) $2.9 million of impairment charges; (b) $1.0 million charge for termination benefits and other employee costs; (c) $0.6 million of lease termination costs; and (d) $0.7 million of holding costs.
Approximately 780 restaurant workers will be impacted by these closures. The Company is committed to assisting impacted employees by offering positions in nearby restaurants where possible, and where relocation is not possible, severance benefits will be offered to full- and part-time employees.

The Company will provide an update of the estimated expenses related to the restaurant closures when it reports its fiscal 2015 fourth-quarter results in June 2015.

Item 2.06 Material Impairments.
Bob Evans Restaurants Consolidation Plan
As indicated under Item 2.05 above, on April 29, 2015, Bob Evans Farms, Inc., the registrant, announced the intention to close 20 underperforming restaurants over the next 12 months. The Company estimates there are approximately $2.9 million of impairment charges to be recorded in fiscal 2015 fourth-quarter results (this amount includes the expected cash charges).
Item 9.01 Financial Statements and Exhibits
SEE INDEX TO EXHIBITS

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.

Date: April 29, 2015	By:	/s/ Mark E. Hood
Mark E. Hood Office of the Chief Executive Officer, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated April 29, 2015, entitled “Bob Evans Farms Announces Closure of 20 Restaurants”